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                                                                    Exhibit 99.1

                                THERATECH, INC.

                                Revocable Proxy

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints each of Dr. Dinesh C. Patel and Dr. Charles D. Ebert, with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of TheraTech, Inc. ("TheraTech") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on January 7, 1999, at 9:00 a.m., local time, at 417 Wakara Way, Salt Lake City, Utah, 84108, and at any and all adjournments thereof.

      THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

      This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

(Continued, and to be marked, signed and dated, on the reverse side)

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                           (Proxy Card, reverse side)

1. The approval and adoption of the Agreement and Plan of Merger dated as of October 23, 1998 (the "Agreement"), by and between TheraTech, Watson Pharmaceuticals, Inc. ("Watson") and Jazz Merger Corp. ("Sub"), providing for the merger of Sub with and into TheraTech (the "Merger") as more fully described in the accompanying Proxy Statement/Prospectus pursuant to which each share of Common Stock of TheraTech outstanding as of the effective date of the Merger will be converted into and become a right to receive the number of shares of Common Stock of Watson as determined in the manner specified in the accompanying Proxy Statement/Prospectus and the Agreement.

                          FOR     AGAINST    ABSTAIN
                           [_]      [_]        [_]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

      The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Proxy
Statement/Prospectus dated December 7, 1998.

      Please sign exactly as your name appears on card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, if shares are held jointly, each holder may sign, but only one signature is required.

Dated December 7, 1998                  -------------------------------------
                                        Signature
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                                        Printed Name